Exhibit 99.1

Agilent Technologies Reports First-Quarter Fiscal Year 2019 Financial Results

Strong Start to Year as First-Quarter Revenue and EPS Exceed Guidance;
Raising Full Year Guidance

Highlights:

•	Revenue of $1.28 billion, representing reported growth of 6 percent with core revenue growth of 6 percent(1)

•	GAAP net income of $504 million, or $1.57 per share

•	Non-GAAP net income of $244 million, or $0.76 per share(2), an increase of 15 percent compared to 2018

•	Second-quarter fiscal year revenue guidance of $1.255 billion to $1.270 billion, and non-GAAP earnings guidance of $0.70 to $0.72 per share(3)

•	Raising fiscal year 2019 revenue guidance to a range of $5.15 billion to $5.19 billion and non-GAAP earnings guidance to a range of $3.03 to $3.07 per share(3)

SANTA CLARA, Calif., February 20, 2019

Agilent Technologies, Inc. (NYSE: A) today reported revenue of $1.28 billion for the first quarter ended January 31, 2019, up 6 percent year over year (up 6 percent on a core basis(1)).

On a GAAP basis, first-quarter net income was $504 million or $1.57 per share, which included a discrete tax benefit of $299 million. This is compared to last year’s first-quarter net loss of $320 million or $0.99 net loss per share, which included a tax charge of $533 million related to U.S. Tax Reform legislation.

“We are pleased to start the year with a strong performance driving excellent revenue and EPS growth and exceeding our guidance,” said Mike McMullen, Agilent president and CEO. “The Agilent team is delivering on our commitment to drive superior revenue and earnings growth.”

“Our Agilent team continues to do a great job addressing customer needs across our business groups,” continued McMullen. “We kicked off 2019 strengthening our best-in-class portfolio bringing new solutions and services to our customers to help them gain new insights and achieve greater productivity in their labs.”

Financial Highlights

Life Sciences and Applied Markets Group

First-quarter revenue of $607 million from Agilent’s Life Sciences and Applied Markets Group (LSAG) grew 2 percent year over year (up 1 percent on a core basis(1)). Demand in the pharma, environmental and forensics markets led the results. LSAG’s operating margin for the quarter was 26.1 percent.

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Agilent CrossLab Group

First-quarter revenue of $442 million from Agilent CrossLab Group (ACG) grew 8 percent year over year (up 10 percent on a core basis(1)). Growth was excellent across services and consumables, regions and end-markets. ACG’s operating margin for the quarter was 23.9 percent.

Diagnostics and Genomics Group

First-quarter revenue of $235 million from Agilent’s Diagnostics and Genomics Group (DGG) grew 13 percent year over year (up 12 percent on a core basis(1)). Strength in the pharma and clinical and diagnostics end-markets led an excellent performance. DGG’s operating margin for the quarter was 14.0 percent.

Second-Quarter and Full-Year Outlook

Agilent expects second-quarter 2019 revenue in the range of $1.255 billion to $1.270 billion. Second-quarter 2019 non-GAAP earnings are expected to be in the range of $0.70 to $0.72 per share(3).

For fiscal year 2019, the company is raising full-year revenue guidance to a range of $5.15 billion to $5.19 billion and non-GAAP earnings guidance to a range of $3.03 to $3.07 per share(3).

Conference Call

Agilent’s management will present more details about its first-quarter fiscal year 2019 financial results on a conference call with investors today at 1:30 p.m. (Pacific Time). This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q1 2019 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events - Calendar of Events” section. The webcast will remain available on the company’s website for 90 days.

Additional information regarding financial results can be found at www.investor.agilent.com by selecting “Financial Results” in the “Financial Information” section.

A telephone replay of the conference call will be available at approximately February 20, 2019 at 4:30 PM (Pacific Time) after the call and through February 27 by dialing +1 855-859-2056 (or +1 404-537-3406 from outside the United States) and entering pass code 6738126.

About Agilent Technologies
Agilent Technologies Inc. (NYSE: A) is a global leader in life sciences, diagnostics and applied chemical markets. With more than 50 years of insight and innovation, Agilent instruments, software, services, solutions and people provide trusted answers to customers' most challenging questions. The company generated revenues of $4.91 billion in fiscal 2018 and employs 15,300 people worldwide. Information about Agilent is available at www.agilent.com. To receive the latest Agilent news, subscribe to our Newsroom. Follow Agilent on LinkedIn, Twitter, and Facebook.

Forward-Looking Statements
This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s revenue and non-GAAP earnings guidance

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for the second quarter and full fiscal year 2019 and future amortization of intangibles. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; unforeseen changes in the currency markets; customer purchasing decisions and timing, and the risk that we are not able to realize the savings expected from integration and restructuring activities. In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of our supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2018. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

(1)Core revenue growth excludes the impact of currency and acquisitions and divestitures within the past 12 months. Core revenue is a non-GAAP measure. A reconciliation between Q1 FY19 GAAP revenue and core revenue is set forth on page 6 of the attached tables along with additional information regarding the use of this non-GAAP measure. Core revenue growth rate as projected for Q2 FY19 and full fiscal year 2019 excludes the impact of currency and acquisitions and divestitures within the past 12 months. Most of the excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided for the projection.

(2)Non-GAAP net income and non-GAAP earnings per share primarily exclude the impacts of non-cash intangibles amortization, transformational initiatives, acquisition and integration costs, pension settlement gain, Nucleic Acid Solutions Division (“NASD”) site costs and special compliance costs. We also exclude any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or are not expected to occur again with any regularity or predictability including the impact of Tax Reform. A reconciliation between non-GAAP net income and GAAP net income is set forth on page 4 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(3)Non-GAAP earnings per share as projected for Q2 FY19 and full fiscal year 2019 excludes primarily the impacts of non-cash intangibles amortization, transformational initiatives, acquisition and integration costs, pension settlement gain, Nucleic Acid Solutions Division (“NASD”) site costs and special compliance costs. We also exclude any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or are not expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $26 million per quarter.

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NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

INVESTOR CONTACT:

Ankur Dhingra
+1 408 345 8948
ankur_dhingra@agilent.com

EDITORIAL CONTACT:

Stefanie Notaney
+1 408 345 8955
stefanie.notaney@agilent.com

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AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	January 31
	2019	2018 (a)

Net revenue	$1,284	$1,211

Costs and expenses:
Cost of products and services	577	541
Research and development	102	94
Selling, general and administrative	355	347
Total costs and expenses	1,034	982

Income from operations	250	229

Interest income	10	9
Interest expense	(18)	(20)
Other income (expense), net	6	15

Income before taxes	248	233

Provision for (benefit from) income taxes	(256)	553

Net income (loss)	$504	$(320)

Net income (loss) per share:
Basic	$1.58	$(0.99)
Diluted	$1.57	$(0.99)

Weighted average shares used in computing net income (loss) per share:
Basic	318	323
Diluted	322	323

Cash dividends declared per common share	$0.164	$0.149

(a)  Adjusted to include the impact of the adoption of ASU 2017-07 (pension expense reclassification) as of 11/1/2018. There is no impact to net loss or net loss per share.

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	January 31, 2019	October 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$2,057	$2,247
Accounts receivable, net	833	776
Inventory	653	638
Other current assets	169	187
Total current assets	3,712	3,848

Property, plant and equipment, net	829	822
Goodwill and other intangible assets, net	3,699	3,464
Long-term investments	77	68
Other assets	635	339
Total assets	$8,952	$8,541

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$315	$340
Employee compensation and benefits	237	304
Deferred revenue	346	324
Other accrued liabilities	197	203
Total current liabilities	1,095	1,171

Long-term debt	1,798	1,799
Retirement and post-retirement benefits	238	239
Other long-term liabilities	785	761
Total liabilities	3,916	3,970

Total Equity:
Stockholders' equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 318 million shares at January 31, 2019 and 318 million shares at October 31, 2018, issued	3	3
Additional paid-in-capital	5,324	5,308
Retained earnings (accumulated deficit)	90	(336)
Accumulated other comprehensive loss	(381)	(408)
Total stockholders' equity	5,036	4,567
Non-controlling interest	—	4
Total equity	5,036	4,571
Total liabilities and equity	$8,952	$8,541

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Three Months Ended
	January 31,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$504	$(320)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	54	51
Share-based compensation	24	31
Excess and obsolete inventory related charges	4	5
Other non-cash expenses, net	3	1
Changes in assets and liabilities:
Accounts receivable, net	(22)	(5)
Inventory	(12)	(34)
Accounts payable	(16)	(3)
Employee compensation and benefits	(71)	(62)
Change in assets and liabilities due to Tax Act	—	533
Other assets and liabilities	(255)	18
Net cash provided by operating activities (a)	213	215

Cash flows from investing activities:
Investments in property, plant and equipment	(39)	(60)
Payment to acquire fair value investments	(2)	(1)
Payment in exchange for convertible note	(1)	—
Acquisition of businesses and intangible assets, net of cash acquired	(248)	(6)
Net cash used in investing activities	(290)	(67)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	22	25
Payment of taxes related to net share settlement of equity awards	(13)	(28)
Payment of dividends	(52)	(48)
Proceeds from revolving credit facility	—	274
Repayment of debt and revolving credit facility	—	(139)
Purchase of non-controlling interest	(4)	—
Treasury stock repurchases	(75)	(47)
Net cash provided by (used in) financing activities	(122)	37

Effect of exchange rate movements	9	25

Net increase (decrease) in cash, cash equivalents and restricted cash	(190)	210

Cash, cash equivalents and restricted cash at beginning of period	2,254	2,686
Cash, cash equivalents and restricted cash at end of period	$2,064	$2,896

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:

Cash and cash equivalents	$2,057	$2,887
Restricted cash, included in other assets	$7	$9
Total cash, cash equivalents and restricted cash	$2,064	$2,896

(a) Cash payments included in operating activities:
Income tax payments (refunds), net	$21	$32
Interest payments	$25	$29

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	January 31
	2019	Diluted EPS	2018	Diluted EPS
GAAP net income (loss)	$504	$1.57	$(320)	$(0.99)	(b)
Non-GAAP adjustments:
Intangible amortization	28	0.09	25	0.08
Transformational initiatives	5	0.02	4	0.01
Acquisition and integration costs	10	0.03	3	0.01
Pension settlement gain	—	—	(5)	(0.01)
NASD site costs	2	0.01	2	0.01
Special compliance costs	—	—	1	—
Other	1	—	1	—
Adjustment for Tax Reform	—	—	533	1.63
Tax benefit on intra-entity asset transfer	(299)	(0.93)	—	—
Adjustment for taxes (a)	(7)	(0.03)	(28)	(0.08)
Non-GAAP net income	$244	$0.76	$216	$0.66	(c)

(a) The adjustment for taxes excludes tax benefits that management believes are not directly related to on-going operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For the three months ended January 31, 2019 and 2018, management used a non-GAAP effective tax rate of 17% and 18%, respectively.

(b) GAAP diluted net loss per share was computed using 323 million weighted average diluted shares which excludes from consideration the anti-dilutive effects of all potential common shares outstanding.

(c) Non-GAAP diluted net income per share was computed using 327 million weighted average diluted shares which includes the dilutive effects of potential common shares outstanding.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to amortization of intangibles, transformational initiatives, acquisition and integration costs, pension settlement gain, NASD site costs, special compliance costs, adjustment for Tax Reform, and tax benefit on intra-entity asset transfer.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers including costs to move manufacturing due to new tariffs and tariff remediation actions, small site consolidations, legal entity and other business reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with company programs to transform our product lifecycle management (PLM) system, human resources and financial systems.

Acquisition and Integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, the transfer of assets and intellectual property, information technology systems and infrastructure and other employee-related costs.

Pension settlement gain resulted from transfer of the substitutional portion of our Japanese pension plan to the government.

NASD site costs include all the costs related to the expansion of our manufacturing of nucleic acid active pharmaceutical ingredients incurred prior to the commencement of commercial manufacturing.

Special compliance costs include costs associated with transforming our processes to implement new regulations such as the EU's General Data Protection Regulation (GDPR), revenue recognition and certain tax reporting requirements.

Other includes certain legal costs and settlements in addition to other miscellaneous adjustments.

Adjustment for Tax Reform primarily consists of an estimated provision of $480 million for U.S. transition tax and correlative items on deemed repatriated earnings of non-U.S. subsidiaries and an estimated provision of $53 million associated with the decrease in the U.S. corporate tax rate from 35% to 21% and its impact on our U.S. deferred tax assets and liabilities. The taxes payable associated with the transition tax, net of tax attributes, on deemed repatriation of foreign earnings is approximately $440 million, payable over 8 years.

Tax benefit on intra-entity asset transfer relates to our operations in Singapore along with our application of the new accounting rules for income tax consequences of intra-entity transfer of assets as adopted on November 1, 2018.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Life Sciences and Applied Markets Group

	Q1'19	Q1'18
Revenues	$607	$596
Gross Margin, %	62.1%	62.1%
Income from Operations	$159	$154
Operating margin, %	26.1%	25.9%

Diagnostics and Genomics Group

	Q1'19	Q1'18
Revenues	$235	$207
Gross Margin, %	54.0%	54.2%
Income from Operations	$33	$24
Operating margin, %	14.0%	11.7%

Agilent CrossLab Group

	Q1'19	Q1'18
Revenues	$442	$408
Gross Margin, %	51.3%	50.4%
Income from Operations	$105	$87
Operating margin, %	23.9%	21.2%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to amortization of intangibles, transformational initiatives, acquisition and integration costs, pension settlement gain, NASD site costs, and special compliance costs.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE BY SEGMENT EXCLUDING
ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	Q1'19	Q1'18	Year-over-Year % Change

Life Sciences and Applied Markets Group	$607	$596	2%

Diagnostics and Genomics Group	235	207	13%

Agilent CrossLab Group	442	408	8%

Agilent	$1,284	$1,211	6%

	Non-GAAP (excluding Acquisitions and Divestitures)			Year-over-Year at Constant Currency (a)
Non-GAAP Revenue by Segment	Q1'19	Q1'18	Year-over-Year % Change	Year-over-Year % Change	Percentage Point Impact from Currency	Current Quarter Currency Impact (b)

Life Sciences and Applied Markets Group	$593	$596	—	1%	-1 ppt	$(11)

Diagnostics and Genomics Group	229	207	10%	12%	-2 ppts	(4)

Agilent CrossLab Group	436	408	7%	10%	-3 ppts	(12)

Agilent (Core)	$1,258	$1,211	4%	6%	-2 ppts	$(27)

.
We compare the year-over-year change in revenue excluding the effect of recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business.

(a) The constant currency year-over-year growth percentage is calculated by recalculating all periods in the comparison period at the foreign currency exchange rates used for accounting during the last month of the current quarter, and then using those revised values to calculate the year-over-year percentage change.

(b) The dollar impact from the current quarter currency impact is equal to the total year-over-year dollar change less the constant currency year-over-year change.

The preliminary reconciliation of GAAP revenue adjusted for recent acquisitions and divestitures and impact of currency is estimated based on our current information.